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                FIFTH AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT


     THIS FIFTH AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT is made and entered into as of March 31, 1999, and effective as of January 1, 1999 (the 'Fifth Amendment'), by and between MODIS PROFESSIONAL SERVICES, INC., (formerly AccuStaff Incorporated) a Florida corporation (the 'Employer') and DEREK E. DEWAN, a resident of the State of Florida (the 'Executive').

     WHEREAS, the Employer and the Executive entered into an Employment Agreement dated December 31, 1993, as amended by the First Amendment dated as of December 31, 1993 (the'First Amendment'), the Second Amendment dated as of August 24, 1995, and effective as of January 26, 1995 (the 'Second Amendment') the Third Amendment dated as of August 24, 1995 (the 'Third Amendment'), and the Fourth Amendment dated as of March, 1996 (the 'Fourth Amendment), (such Employment Agreement, as amended by the First, Second, Third and Fourth Amendments, is herein collectively referred to as the'Agreement');

     WHEREAS, in recognition of the Executive's outstanding performance and record of achievement to date as President and Chief Executive Officer, the Employer wishes to increase Executive's salary.

     WHEREAS, Employer wishes to clarify that Executive's incentive bonus shall be calculated based upon a year to year increase in net income from 'operating earnings'.

     NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants, and subject to the terms and conditions contained in this Fifth Amendment, the Employer and the Executive, intending to be legally bound, hereby agree as follows (unless otherwise indicated, all capitalized terms herein shall have the same meaning ascribed to them in the Agreement).

     1. RECITALS CORRECT. The above recitals are true and correct and are by this reference incorporated in and made a part of this Fifth Amendment.

     2. BASE SALARY. Paragraph 4.A. of the Agreement is hereby amended by deleting the amount '$350,000' from the first line thereof and substituting the amount '$500,000.'

     3. The first sentence of Paragraph 4.B. of the Agreement is hereby amended to read as follows: Additional Compensation (the'Incentive Compensation') equal to four percent (4%) of growth (increase) in net income from operating earnings (before state and federal income and franchise taxes) of Employer (on a consolidated basis) for each fiscal year ( or part thereof) of Employer during the Employment Period.

     4. AGREEMENT VALID. Except as modified hereby, the Agreement shall remain valid and binding upon the Employer and the Executive.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of March 31, 1999, effective as of January 1, 1999.

                        MODIS PROFESSIONAL SERVICES, INC.



                      By:__________________________________
                                 T. Wayne Davis
                        Chairman, Compensation Committee